UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the November 21, 2005 board meeting, Glen O. Wright was elected as a member of the TurboSonic board of directors to serve on an interim basis until TurboSonic's annual meeting of shareholders to be held December 8, 2005. Mr. Wright replaces Jonathan Lagarenne who had resigned in October as the result of policies, concerning outside directorships, at the law firm that he recently joined.

Mr. Wright founded Wright, Mogg and Associates Ltd., a pension and benefits consulting firm, served as its CEO from 1980 to 1986, and its Chairperson and CEO until 1996. After its sale to Cowan Insurance Group, he continued as Chairman of the Cowan Insurance Group until October 2002. He served as the Chairman of the Workplace Safety and Insurance Board in Ontario from June 1996 to February 2004 and served as Chairman of Hydro One, the agency responsible for electricity transmission in Ontario from June 2002 to May 2003. Since February 2004, he has consulted through GPark Consulting Ltd., of which he is President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2005
TurboSonic Technologies, Inc.

By: /s/ Patrick J. Forde
Name: Patrick J. Forde
Title: President
Secretary & Treasurer
Chief Financial Officer